                                                                 EXHIBIT 4(g)(2)

                               AMENDMENT AGREEMENT

         This Amendment Agreement dated as of March 23, 1999 ("Amendment") is among Reliant Energy Resources Corp., a Delaware corporation (formerly known as NorAm Energy Corp., a Delaware corporation) ("Borrower"), the lenders parties hereto ("Banks"), The Bank of Nova Scotia, as Issuing Bank, and Citibank, N.A., as agent ("Agent") under the Revolving Credit Agreement dated as of March 31, 1998 among the Borrower, the Agent and the Banks ("Agreement"). In consideration of the mutual covenants contained herein, the Borrower, the Agent and the Banks agree as set forth herein.

         1. Amendments to the Agreement. The Agreement is hereby amended as follows:

                  1.1 Section 1.01. The definitions of Committed Borrowing, Committed Loans and Loan Documents set forth in Section 1.01 of the Agreement are hereby amended to read as follows:

         "Committed Borrowing" means (i) a borrowing consisting of a Loan under
Section 2.01(a) in each case of the same Type and having in the case of Committed LIBOR Rate Loans the same Interest Period, made on the same day by the Banks, and (ii) each borrowing made under Section 12.02(b) in respect of a payment made under a Letter of Credit consisting of those Loans deemed made under Section 12.02(b) in respect of such payment.

         "Committed Loans" means Loans made under Section 2.01(a) or Section 12.02(b).

         "Loan Documents" means this Agreement, any Notes issued hereunder, any Letters of Credit and any document or instrument executed in connection with the foregoing.

                  Section 1.01 of the Agreement is hereby further amended by adding the following new definitions in appropriate alphabetical order:

         "Applicable L/C Usage Rate" means the rate per annum set forth in
Schedule II for the relevant Ratings Level applicable from time to time. The Applicable L/C Usage Rate shall change when and as the applicable Ratings Level changes.

         "Applicable L/C Base Rate" means the rate per annum set forth in
Schedule II for the relevant Ratings Level applicable from time to time. The Applicable L/C Base Rate shall change when and as the applicable Ratings Level changes.

         "Available Amount" of any Letter of Credit means the maximum amount available to be drawn under such Letter of Credit (after giving effect to any step up provision or other mechanism for increases, if any, and assuming compliance with all conditions to drawing).

         "Issuing Bank" means The Bank of Nova Scotia.

         "L/C Cash Collateral Account" means the cash collateral account to be established and maintained by the Agent pursuant hereto, over which the Agent shall have sole dominion and control, upon such terms as may be satisfactory to the Agent.

         "Letter of Credit" has the meaning specified in Section 12.01.

         "Letter of Credit Liabilities" means the maximum aggregate amount of all undrawn portions of Letters of Credit (after giving effect to any step up provision or other mechanism for increases, if any, and assuming compliance with all conditions to drawing) plus the aggregate amount of all drawings under Letters of Credit which have not been reimbursed.

         "Letters of Credit Request" has the meaning specified in Section 12.02.

                  1.2 Section 2.01. The first sentence of Section 2.01(a) of the Agreement is hereby amended (i) by deleting therefrom the parenthetical phrase "(the "Committed Loans")" and (ii) by replacing clauses (1) and (2) of such sentence with the following:

         (1 ) the aggregate principal amount of the Swing Loans then outstanding plus (2) the aggregate principal amount of all CAF Loans then outstanding plus (3) the aggregate Letter of Credit Liabilities at such time

         The second proviso to the first sentence of Section 2.01(a) of the Agreement is hereby amended to read as follows:

                  provided, further, that in no event shall the sum of the aggregate Letter of Credit Liabilities plus the aggregate principal amount of Committed Loans, Swing Loans and CAF Loans outstanding at any time exceed the lesser of (i) $350,000,000 and (ii) the aggregate amount of the Commitments at such time.

         The second sentence of Section 2.01(a) of the Agreement is hereby amended to add the following proviso immediately before the period at the end of such sentence:

                  ; provided that Committed Borrowings consisting of ABR Loans contemplated by Section 12.02(b) need not be in an integral multiple of $1,000,000 nor in a minimum amount of $5,000,000.

         The proviso to the first sentence of Section 2.01(b) of the Agreement is hereby amended to read as follows:

                  provided that no Swing Loan shall be made if, following the making of such Swing Loan, the sum of the aggregate Letter of Credit Liabilities plus the aggregate principal amount of Committed Loans, CAF Loans and Swing Loans would exceed the aggregate amount of the Commitments.

                  1.3 Section 3.01. The first sentence of Section 3.01 of the Agreement is hereby amended to read as follows:

                  From time to time on any Business Day during the period from the Effective Date until the Termination Date, Borrower may request CAF Loans from the Banks in amounts such that the sum of the aggregate Letter of Credit Liabilities plus the aggregate principal amount of Committed Loans, Swing Loans and CAF Loans outstanding at any time shall not exceed the aggregate amount of the Commitments at such time (the "CAF Facility").

                  1.4 Section 3.02. Clause (ii) of the first sentence of Section 3.02(d) is hereby amended to read as follows:

                  (ii) the amount of the Commitments less the sum of (A) the aggregate Letter of Credit Liabilities plus (B) the aggregate principal amount of Committed Loans, Swing Loans and CAF Loans outstanding at such time after giving effect to the application of the proceeds of such CAF Borrowing on the borrowing date therefor.

                  1.5 Section 4.02. Section 4.02(c) of the Agreement is hereby amended to read as follows:

                  (c) Borrower agrees to pay to the Agent for the account of each Bank a usage fee at a rate of 1/8% per annum on the sum of (i) such Bank's Pro Rata Percentage of the aggregate Letter of Credit Liabilities plus (ii) the aggregate outstanding principal amount of all Loans owed to such Bank (other than CAF Loans), at all times during which the sum of the aggregate Letter of Credit Liabilities plus the aggregate outstanding principal amount of all Loans (other than CAF Loans) exceeds 50% of the Commitments of the Banks, payable quarterly in arrears on the last day of each March, June, September and December hereafter, commencing March 31, 1998, and on the Termination Date.

                  1.6 Section 4.03. Clause (b) of the proviso to the first sentence of Section 4.03(a) of the Agreement is hereby amended to read as follows:

                  (b) no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments made under Section
         5.05 hereof by Borrower on the effective date thereof, the sum of the aggregate Letter of Credit Liabilities plus the aggregate principal amount of Loans made to Borrower and then outstanding would exceed the Commitments then in effect, and

                  1.7 Section 5.02. Section 5.02(a) of the Agreement is hereby amended to read as follows:

                  (a) All Committed Loans shall be due and payable on March 31, 2003 or such earlier date as they may become due pursuant hereto. Borrower shall make each payment (including each prepayment) hereunder and under the Loans, whether on account of principal, interest, fees, commissions or otherwise, without setoff, counterclaim or other deduction, not later than 12:00 Noon (New York City time) on the day when due, in Dollars to the Agent (other than amounts payable directly to the Issuing Bank under Section 12.04(b)) at its address referred to in Section 11.02 in immediately available funds. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, usage fees under Section 4.02(c), commissions under Section 12.04(a) or Facility Fees (to the extent received by the Agent) ratably to the Banks for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Bank or the Issuing Bank (to the extent received by the Agent) to such Bank for the account of its Applicable Lending Office or the Issuing Bank, as the case may be, in each case to be applied in accordance with the terms of this Agreement.

                  1.8 Section 5.03. Section 5.03(b) of the Agreement is hereby amended by adding ", any Letter of Credit" after "any Note" in such Section 5.03(b).

                  1.9 Section 5.04. Section 5.04 of the Agreement is hereby amended by adding ", Section 12.06" immediately after "this Section 5.04" in the last sentence thereof.

                  1.10 Section 6.02. The phrase "before and after giving effect to such Loan and to any other Loans to be made on such date," in paragraph (i) of Section 6.02 of the Agreement is hereby amended to read as follows:

         before and after giving effect to such Loan and to any other Loans to be made and Letters of Credit to be issued, increased or extended on such date,

Paragraph (iii) of such Section 6.02 is hereby amended to read as follows:

         (iii) No Default or Event of Default shall have occurred and be continuing or would result from such Loan or any other Loan to be made or Letter of Credit to be issued, increased or extended on such date.

                  1.11 New Section 6.03. The Agreement is hereby amended by adding the following new Section 6.03 immediately after Section 6.02 of the
Agreement:

                  SECTION 6.03. Conditions Precedent to Letters of Credit. The obligation of the Issuing Bank to issue, increase or extend any Letter of Credit (including, without limitation, the initial Letter of Credit) shall be subject to the further conditions precedent that (a) on or prior to the date of such Letter of Credit, the Issuing Bank shall have received from Borrower a Letter of Credit Request in accordance with the terms of this Agreement and (b) on the date of issuance, increase or extension of such Letter of Credit, the following statements shall be true and correct (and each of the giving of any Letter of Credit Request, and the issuance, increase or extension of such Letter of Credit, shall constitute a representation and warranty by Borrower that on the date of such Letter of Credit such statements are true and correct):

                  (i) The representations and warranties of Borrower contained in Section 7.01 of this Agreement are true and correct in all material respects on and as of the date of such Letter of Credit (except for (1) those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date; and (2) if at the time of such issuance, increase or extension (I) all senior unsecured long-term debt of the Borrower is rated BBB or higher by S&P or is rated Baa2 or higher by Moody's, (II) the Borrower is not Unrated and (III) either (x) all senior unsecured long-term debt of the Borrower is rated BBB+ or higher by S&P and is rated Baa1 or higher by Moody's or (y) the Borrower is not on credit watch with negative implications with S&P or Moody's (and no similar comment has been made by S&P or Moody's regarding a potential downgrade of any of the Borrower's debt ratings), the representation and warranty set forth in clause (i) of Section 7.01(j)), before and after giving effect to such Letter of Credit and to any other Letters of Credit to be issued, increased or extended and Loans to be made on such date, as though made on and as of such date;

                  (ii) Borrower shall be in compliance with and shall have performed all agreements and covenants made by it under this Agreement; and

                  (iii) No Default or Event of Default shall have occurred and be continuing or would result from the issuance, increase or extension of such Letter of Credit or any other Loan to be made or other Letter of Credit to be issued, increased or extended on such date.

                  1.12 Section 7.01. Section 7.01 of the Agreement is hereby amended by adding, immediately after Section 7.01(o) of the Agreement, a new
Section 7.01(p) reading as follows:

                  (p) Year 2000 Compliance. Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including, without limitation, those affected by service suppliers, key vendors and significant customers) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower or any of its Subsidiaries (or service suppliers, key vendors and significant customers) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan substantially in accordance with that timetable. Based on the foregoing, Borrower believes that all computer applications (including, without limitation, those of its service suppliers, key vendors and significant customers) that are material to its or any of its Subsidiaries' business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Yea 2000 ready"), except to the extent that a failure to do so would not have a Material Adverse Effect.

                  1.13 Section 8.01. The portion of Section 8.01 of the Agreement set forth prior to Section 8.01(a) of the Agreement is hereby amended to read as follows:

         Section 8.01. Affirmative Covenants of Borrower. Borrower covenants that, so long as any Loan remains unpaid or any Letter of Credit Liabilities exist or other amount is owing by Borrower hereunder or under any other Loan Documents to which it is a party or any Letter of Credit is outstanding or any Bank shall have any Commitment or Swing Line Commitment outstanding to Borrower under this Agreement, Borrower will:

                  1.14 Section 8.02. The portion of Section 8.02 of the Agreement set forth prior to Section 8.02(a) of the Agreement is hereby amended to read as follows:

         Section 8.02 Negative Covenants of Borrower. Borrower covenants that, so long as any Loan remains unpaid or any Letter of Credit Liabilities exist or other amount is owing by Borrower hereunder or under any other Loan Document to which it is a party or any Letter of Credit is outstanding or any Bank shall have any Commitment or Swing Line Commitment outstanding to Borrower under this Agreement, Borrower will not:

                  1.15 Section 9.01. Section 9.01(a) of the Agreement is hereby amended to read as follows:

                  (a) Non-Payment of Principal, Interest and Other Amounts. Borrower fails to pay, in the manner provided in this Agreement, (i) any principal payable by it hereunder when due or (ii) any interest, fee, commission or other amount payable by it under any Loan Document within five (5) Business Days after its due date; or

                  1.16 Section 9.02. Section 9.02(a)(i) of the Agreement is hereby amended to read as follows:

                  (i) the obligation of the Issuing Bank to issue, increase or extend Letters of Credit, the Commitments, the Swing Line Commitment and the CAF Facility shall immediately be canceled; and

         Section 9.02(b)(i) of the Agreement is hereby amended to read as follows:

                  (i) shall declare that the obligation of the Issuing Bank to issue, increase or extend Letters of Credit, the Commitments, the Swing Line Commitment and the CAF Facility shall immediately be canceled (whereupon the obligation of the Issuing Bank to issue, increase or extend Letters of Credit, the Commitments, the Swing Line Commitment and the CAF Facility shall be deemed to be immediately canceled); and/or

                  1.17 Article IX. Article IX of the Agreement is hereby amended by adding the following new Section 9.03 immediately after Section 9.02 of the
Agreement:

         SECTION 9.03. Additional Rights in Respect of the Letters of Credit upon Default. (a) If at any time and for any reason (whether within or beyond the control of any party to this Agreement) any Event of Default occurs, the Agent (if it has been instructed to do so by the Majority Banks while such Event of Default is continuing) shall, irrespective of whether it is taking any of the actions described in Section 9.02 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will pay to the Agent on behalf of the Banks in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Letter of Credit Liabilities. If at any time the Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agent and the Banks or that the total amount of such funds is less than the aggregate Letter of Credit Liabilities, the Borrower will, forthwith upon demand by the Agent, pay to the Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Letter of Credit Liabilities over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Agent determines to be free and clear of any such right and claim. At the

Borrower's request, the Agent will deposit any amounts held in the L/C Cash Collateral Account in an interest bearing account or invest such amounts in cash equivalent investments satisfactory to the Agent so long as the Agent maintains a perfected, first priority security interest in such investments.

         (b) The Agent may, at any time while an Event of Default is continuing, apply funds then held in the L/C Cash Collateral Account to the payment of any Letter of Credit Liabilities owing to the Issuing Bank as shall have become or shall become due and payable by the Borrower to the Issuing Bank under this Agreement in connection with the Letters of Credit.

         (c) At any time when no Event of Default is continuing, the Agent shall, at the Borrower's request, transfer to the Borrower the balance held in the L/C Cash Collateral Account.

                  1.18 Section 10.03. The first sentence of Section 10.03 of the Agreement is hereby amended by adding ", its interest in the Letter of Credit Liabilities" immediately after the words "the Loans owed to it" in such sentence.

                  1.19 Section 10.05. Section 10.05 of the Agreement is hereby amended by adding the following at the end thereof:

                  THE BANKS AGREE TO INDEMNIFY THE ISSUING BANK (TO THE EXTENT NOT REIMBURSED BY BORROWER), RATABLY ACCORDING TO THE RESPECTIVE PRINCIPAL AMOUNTS OF THE COMMITTED LOANS THEN HELD BY EACH OF THEM (OR IF NO COMMITTED LOANS ARE AT THE TIME OUTSTANDING OR IF ANY COMMITTED LOANS ARE HELD BY PERSONS WHICH ARE NOT BANKS, RATABLY ACCORDING TO EITHER (A) THE RESPECTIVE AMOUNTS OF THEIR COMMITMENTS, OR (B) IF NO COMMITMENTS ARE AT THE TIME OUTSTANDING, THE RESPECTIVE AMOUNTS OF THE COMMITMENTS IMMEDIATELY PRIOR TO THE TIME THE COMMITMENTS CEASED TO BE OUTSTANDING), FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LETTERS OF CREDIT OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT THERETO OR IN CONNECTION THEREWITH, OR ANY ACTION TAKEN OR OMITTED BY THE ISSUING BANK UNDER ANY OF THE LETTERS OF CREDIT OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT THERETO OR IN CONNECTION THEREWITH, PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AND PROVIDED FURTHER THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS RESULTING FROM THE FAILURE OF THE BORROWER OR ANY BANK TO MAKE ANY PAYMENT OR REMITTANCE PURSUANT TO SECTION 12.02(B) OR SECTION 12.06 (BUT THIS PROVISIO SHALL NOT RELIEVE ANY BANK FROM ITS OWN RESPONSIBILITY TO MAKE ANY PAYMENT OR REMITTANCE REQUIRED OF IT PURSUANT TO SECTION 12.02(B) OR SECTION 12.06) WITHOUT LIMITATION OF THE FOREGOING, EACH BANK AGREES TO REIMBURSE THE ISSUING BANK PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ISSUING BANK IN CONNECTION WITH THE ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, ANY OF THE LETTERS OF CREDIT OR ANY OTHER INSTRUMENT OR DOCUMENT FURNISHED PURSUANT

         THERETO OR IN CONNECTION THEREWITH TO THE EXTENT THAT THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY BORROWER, PROVIDED THAT NO BANK SHALL BE LIABLE FOR ANY PORTION OF SUCH EXPENSES RESULTING FROM THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE EVENT THAT THE ISSUING BANK RECEIVES REIMBURSEMENT FOR SUCH EXPENSES FROM BORROWER AT ANY TIME SUBSEQUENT TO THE ISSUING BANK'S RECEIPT OF THE INDEMNIFICATION REQUIRED BY THE PRECEDING SENTENCE FROM ANY BANK, THE ISSUING BANK SHALL PROMPTLY REFUND TO SUCH BANK ITS RATABLE SHARE OF SUCH REIMBURSED AMOUNT. THIS INDEMNIFICATION INCLUDES THE ORDINARY NEGLIGENCE OF THE BANKS.

                  1.20 Section 11.01. Section 11.01 of the Agreement is hereby amended (i) by adding ", commission" after "any interest" in clause (i) of the proviso to the second sentence of Section 11.01; (ii) by deleting the word "or" immediately before clause (iv) of such proviso; and (iii) by adding the following immediately before the period at the end of such sentence:

         , or (v) amend, modify or waive any provision pertaining to the Issuing Bank or the Letters of Credit or otherwise affect any right or duty of the Issuing Bank, without the written consent of the Issuing Bank.

                  1.21 Section 11.05. Section 11.05 of the Agreement is hereby amended by adding immediately after "(b)" in the first sentence thereof the following:

         to pay or reimburse the Issuing Bank for all reasonable fees and disbursements of counsel incurred in connection with the administration of Letters of Credit hereunder, (c)

                  Section 11.05 of the Agreement is further amended (i) by changing "(c)" therein to "(d)", (ii) by adding ", THE ISSUING BANK" immediately after "THE CO-AGENTS" in such Section 11.05; and (iii) by amending the second proviso to the first sentence of such Section 11.05 to read as follows:

                  PROVIDED FURTHER, THAT IT IS THE INTENTION OF BORROWER TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE.

                  1.22 Section 11.06. Section 11.06(b) of the Agreement is hereby amended to read as follows:

         Any Bank may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions (a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank, any interests in Letter of Credit Liabilities held by such Bank or any other interest of such Bank hereunder and under the other Loan Documents. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Loan and any such interests in Letter of Credit Liabilities for all purposes under this Agreement and the other Loan Documents, Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents and, except with respect to the matters set forth in Section 11.01, the amendment of which requires the consent of all of the Banks, the participation agreement between the selling Bank and the Participant may not restrict such Bank's voting rights hereunder. Borrower agrees that each Participant, to the extent provided in its participation, shall be entitled to the benefits of Sections 4.05, 4.08, 5.01 and 5.03 with respect to its participation in the Commitments, the Letter of Credit Liabilities and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such Sections than the selling Bank would have been entitled to receive in respect of the amount of the participation sold by such selling Bank to such Participant had no such sale occurred. Except as expressly provided in this Section 11.06(b), no Participant shall be a third-party beneficiary of or have any rights under this Agreement or under any of the other Loan Documents.

         The first proviso to the first sentence of Section 11.06(c) of the Agreement is hereby amended to read as follows:

         provided, that each such sale shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Commitment of such Bank (including, without limitation, the interests of such Bank in the Letter of Credit Liabilities);

         Clause (ii) of the second sentence of Section 11.06(c) of the Agreement is hereby amended to read as follows:

                  (ii) the transferor Bank thereunder shall, to the extent provided in such Committed Loan Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of a Committed Loan Assignment and Acceptance covering all or the remaining portion of a transferor Bank's rights and obligations under this Agreement, such transferor Bank shall cease to be a party hereto, except that if such transferor Bank is the Issuing Bank, it shall remain a party hereto even though its Commitment and Pro Rata Percentage are zero).

                  1.23 Section 11.11. Section 11.11(a) of the Agreement is hereby amended by adding the following at the end thereof:

         EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (THE "UCP") OR, IF PROVIDED IN SUCH LETTER OF CREDIT, SUCH LATER VERSION IN EFFECT AT THE TIME OF THE ISSUANCE, INCREASE OR EXTENSION OF SUCH LETTER OF CREDIT. MATTERS NOT GOVERNED BY THE UCP SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  1.24 Section 11.12. Section 11.12(a) of the Agreement is hereby amended by adding ", any Letter of Credit" immediately after the words "this Agreement" therein.

                  1.25 Section 11.15. The first sentence of Section 11.15 of the Agreement is hereby amended to read as follows:

                  Notwithstanding anything herein to the contrary, Borrower may at any time, for valid business reasons (as determined by it in its sole discretion), remove any Bank upon 15 Business

         Days' written notice to such Bank and the Agent (the contents of which notice shall be promptly communicated by the Agent to each other Bank), such removal to be effective at the expiration of such 15-day notice period; provided, however, that (i) no Bank may be removed hereunder at a time when a Default or an Event of Default shall have occurred and be continuing, (ii) the Issuing Bank shall be removed only on terms reasonably satisfactory to the Agent and the Issuing Bank (including, without limitation, termination of all outstanding Letters of Credit, replacement of the Issuance Bank and the amendment of the Loan Documents to the extent necessary to accommodate such removal, termination and replacement); and (iii) no Bank may be removed hereunder if, after giving effect to such removal, any Bank's Pro Rata Percentage of the sum of the aggregate Letter of Credit Liabilities plus the aggregate outstanding principal amount of Committed Loans, Swing Loans and CAF Loans would exceed such Bank's Commitment.

                  1.26 Article XII. The Agreement is hereby amended by adding the following new Article XII immediately after Section 11.15 of the Agreement:

                                   ARTICLE XII
                                LETTERS OF CREDIT

         SECTION 12.01. Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue, increase or extend letters of credit payable only in Dollars (each such letter of credit and each letter of credit referred to on Schedule III being herein referred to as a "Letter of Credit") for the account of the Borrower from time to time on any Business Day until the earlier of the Termination Date or March 1, 2003; provided that (i) the aggregate Letter of Credit Liabilities shall not exceed at any time outstanding the lesser of (a) $65,000,000 and (b) the aggregate amount of the Commitments at such time, (ii) no Letter of Credit shall be issued, increased or extended if the issuance, increase or extension thereof would cause the sum of the aggregate outstanding principal amount of Committed Loans, Swing Loans and CAF Loans plus the aggregate Letter of Credit Liabilities to exceed the Commitments at such time, (iii) no Letter of Credit shall have an expiration date later than the earlier of one year from the date of issuance, increase or extension thereof or the scheduled Termination Date, provided that a Letter of Credit may provide that the expiration date shall be automatically extended for a period ending not later than the earlier of (x) an additional year from the expiration date, or any future expiration date, or (y) the scheduled Termination Date, unless at least 60 days prior to any expiration date the Issuing Bank has given notice to the beneficiary and the Borrower that it elects not to extend the Letter of Credit for any such additional period, and (iv) no Letter of Credit may be used for any purpose that is a purpose for which a Loan is not permitted to be used under Section 8.02(d). Subject to the limits referred to above, the Borrower may request the issuance, increase or extension of Letters of Credit under this Section 12.01, reimburse the Issuing Bank for drawings thereunder pursuant to Section 12.02(b) and request the issuance, increase or extension of additional Letters of Credit under this Section 12.01.

         SECTION 12.02. Issuance, Increase or Extension of and Drawings and Reimbursement under Letters of Credit. (a) Each Letter of Credit shall be issued, increased or extended upon request, such request to be given not later than 11:00 A.M. (New York City time) on the second Business Day prior to the date of the proposed issuance, increase or extension of such Letter of Credit (or such shorter notice as agreed between the Borrower and the Issuing Bank), by the Borrower to the Issuing Bank and the Agent. Each such request for issuance, increase or extension of a Letter of Credit (a "Letter of Credit Request") shall be writing, by telecopier or tested telex substantially in the form of Exhibit 12.02A. If the requested form of such Letter of Credit is in the form of Exhibit 12.02B or is otherwise reasonably acceptable to the Issuing Bank, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article VI, make such Letter of Credit available to the Borrower at its office referred to in Section 11.02 or as otherwise agreed with the Borrower in connection with such issuance, increase or extension. Promptly after the issuance, increase or extension of each Letter of Credit hereunder, the Issuing Bank shall provide notice thereof and a copy of such Letter of Credit to the Agent and each Bank that has requested a copy thereof.

         (b) Promptly following each payment under any Letter of Credit, the Issuing Bank will notify the Borrower of the amount of such payment, and the Borrower may immediately pay to the Issuance Bank the amount of such payment made under such Letter of Credit. If the Borrower does not pay to the Issuing Bank the amount of any such payment immediately upon notice in accordance with the terms of this Agreement, the Issuing Bank shall give the Agent notice that the Borrower has not so paid, and the Agent shall promptly notify each Bank of the amount of such payment and such Bank's Pro Rata Percentage thereof. Upon such notice from the Agent, each Bank (other than the Issuing Bank) shall promptly remit to the Agent such Bank's Pro Rata Percentage of such amount, and the Agent shall promptly transfer to the Issuing Bank each such remittance received by the Agent from each Bank; and each such remittance and the Issuing Bank's Pro Rata Percentage of such amount shall be deemed for all purposes of this Agreement to be an ABR Loan made to the Borrower transferred at the Borrower's request to the Issuing Bank, and all of such Loans deemed made in respect of a particular payment made under a Letter of Credit shall be deemed for all purposes of this Agreement to be a Committed Borrowing comprised of such Loans. If any such remittance is made by any Bank to the Agent after the day on which the Agent notifies such Bank to make such remittance hereunder, such Bank shall pay interest to the Issuing Bank on the amount of such remittance for each day during the period from the day the Agent so notified such Bank to the day on which such Bank makes such remittance to the Agent at a rate per annum equal to the daily average Federal Funds Effective Rate during such period. The Agent will notify the Issuing Bank and the Borrower if any such remittance is not made by any Bank to the Agent within two Business Days after the Agent notifies such Bank to make such remittance, and the Borrower will, on or before the third Business Day after the Agent so notifies such Bank to make such remittance, unconditionally pay to the Issuing Bank the amount of each such remittance not made by any Bank together with interest thereon at the lesser of (i) the Alternate Base Rate and (ii) the Highest Lawful Rate. With respect to each payment under a Letter of Credit for which the Issuing Bank does not receive payment from the Borrower as contemplated by the first sentence of this Section 12.02(b), the Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Agent and the Banks to record and otherwise treat the remittances by the Banks to the Agent contemplated by the foregoing provisions and the Issuing Bank's Pro Rata Percentage of the amount of such payment as ABR Loans under a Committed Borrowing requested by the Borrower to reimburse the Issuing Bank, the proceeds of which have been transferred to the Issuing Bank at the Borrower's request. The conditions set forth in Sections 6.01 and 6.02 need not be satisfied as a condition to the Loans deemed made pursuant to this
Section 12.02(b), but if all such conditions (other than any requirement that a Notice of Borrowing be delivered) have not been met at the time any such Loan is deemed made, such Loan shall be due, and the Borrower shall pay such Loan, on the earlier of (i) the Termination Date or (ii) the date that is five (5) Business Days after the date such Loan is deemed made. Furthermore, if any Committed Borrowing under this Section 12.02(b) is in an amount less than $5,000,000, the Loans comprising such

Committed Borrowing shall be due, and the Borrower shall pay such Loans, on the earlier of (i) the Termination Date or (ii) the date that is five (5) Business Days after the date such Loans were deemed made.

         (c) If the Borrower has commenced any action or proceeding seeking to enjoin or preclude the payment or drawing with respect to any Letter of Credit, and such action or proceeding is not concluded on or prior to the Termination Date, the Agent may make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Agent on behalf of the Banks in same day funds at the Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the Available Amount of any such Letter of Credit.

         SECTION 12.03. Obligations of Borrower. The obligations of the Borrower under this Agreement shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit, any Letter of Credit Request or any other instrument or document pertaining thereto (collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, setoff, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any of the other L/C Related Documents or any other transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit; or

                  (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

         However, this Section 12.03 shall not limit any right of the Borrower to make a claim against the Issuing Bank to the extent provided in the last sentence of Section 12.05.

         SECTION 12.04. Letter of Credit Fees. (a) The Borrower shall pay to the Agent for the account of each Bank a commission on such Bank's Pro Rata Percentage of the daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the

Applicable L/C Base Rate, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, and on the Termination Date. Such commission, and any commission pursuant to the next sentence hereof, shall be calculated by the Agent on the basis of a 360-day year for the actual days (including the first day but excluding the last day) occurring in the period for which such commission is payable. Additionally, the Borrower shall pay to the Agent for the account of each Bank an additional commission on such Bank's Pro Rata Percentage of the daily aggregate Available Amount of all Letters of Credit outstanding from time to time at a rate per annum equal to the Applicable L/C Usage Rate for each day on which the aggregate Available Amount of all Letters of Credit outstanding exceeds the lesser of (i) $32,500,000 and (ii) 50% of the aggregate amount of the Commitments on such day, payable in arrears quarterly on the last day of each March, June, September and December, commencing March 31, 1999, and on the Termination Date.

         (b) The Borrower shall pay to the Issuing Bank, for its own account, such amounts and on such dates as may be agreed to in writing by the Borrower and the Issuing Bank from time to time.

         SECTION 12.05. Protection. Any action, inaction or omission suffered or taken by the Issuing Bank in connection with any Letter of Credit, if taken in good faith and in conformity with foreign or U.S. laws or regulations, shall be binding upon the Borrower and shall not place the Issuing Bank under any resulting liability to the Borrower. Without limiting the generality of the foregoing, the Issuing Bank (a) may act in reliance upon any oral, telephonic, telegraphic, facsimile electronic or written request or notice in good faith believed to have been authorized by the Borrower, (b) shall not be responsible for the form, genuineness, identity or authority of any signer, or falsification or legal effect of documents presented under any Letter of Credit, if such documents on their face appear to be in order, (c) may accept or pay as complying with the terms of any Letter of Credit any drafts or other documents appearing on their face to be signed by or issued to the administrator, executor, successor or trustee in bankruptcy of, or the receiver of any property of, or any other Person acting as the representative or in the place of the beneficiary, (d) may waive inconsequential discrepancies and letter of credit terms imposed solely for bank convenience or bank protection and (e) shall be fully protected in acting in accordance with any prevailing banking usage. Assistance provided by the Issuing Bank in preparing the text of any Letter of Credit shall not deem the Issuing Bank the drafter of such Letter of Credit and the Issuing Bank shall not be responsible for the effectiveness or suitability of such Letter of Credit for the Borrower's commercial purpose. Notwithstanding anything contained in this Section 12.05 or in Section 12.03, the Issuing Bank will not be excused from any liability for damage, loss or expense if such damage, loss or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from the Issuing Bank's gross negligence or willful misconduct; provided, however, that the Issuing Bank shall not be liable to the Borrower for any special, exemplary, punitive or consequential damages relating to any Letter of Credit.

         SECTION 12.06. Participations. Upon the date of the issuance, increase or extension of a Letter of Credit, the Issuing Bank shall be deemed to have sold to each other Bank and each other Bank shall have been deemed to have purchased from the Issuing Bank a ratable participation in the related Letter of Credit Liabilities equal to such Bank's Pro Rata Percentage at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Bank shall promptly notify each such participant Bank by tested telex or telecopier of each Letter of Credit issued, increased or extended, the amount of such Bank's participation in such Letter of Credit and each payment thereunder. Upon the making of any payment under any Letter of Credit, if the Borrower does not promptly reimburse the Issuing Bank for such payment and if a Bank does not make an ABR Loan as contemplated by Section 12.02(b), such Bank shall pay for the purchase of its participation therein by immediate payment to the Issuing Bank of same day funds in the amount of its participation in such payment. The Borrower hereby agrees to each purchase of a participation pursuant to this
Section 12.06. Upon any sale by the Issuing Bank to any other Bank of a participating interest in any Letter of Credit Liabilities pursuant to this
Section 12.06, the Issuing Bank represents and warrants to such other Bank that the Issuing Bank is the legal and beneficial owner of such interest being sold by it, free and clear of any liens, but makes no other representation or warranty. The Issuing Bank shall have no responsibility or liability to any other Bank with respect to the Letter of Credit Liabilities or any such participation, and no Bank shall have any recourse against the Issuing Bank with respect to the Letter of Credit Liabilities or any such participation sold, except that the Issuing Bank shall pay to each Bank that purchases a participation in Letter of Credit Liabilities pursuant to this Section 12.06 such Bank's ratable share of the payments, if any, actually received by the Issuing Bank on such Letter of Credit Liabilities. If and to the extent that any Bank shall not have so made the amount required by this Section 12.06 available to the Issuing Bank, such Bank agrees to pay to the Issuing Bank forthwith on demand such amount together with interest thereon, for each day during the period from the date of demand by the Issuing Bank until the date such amount is paid to the Issuing Bank, at a rate per annum equal to the average daily Federal Funds Effective Rate during such period.

                  1.27 Exhibit 11.06(c) and Schedule II. Exhibit 11.06(c) and
Schedule II to the Agreement are hereby replaced with Exhibit 11.06(c) and
Schedule II hereto.

                  1.28 Exhibit 11.06(i)(a). Exhibit 11.06(i)(a) to the Agreement is hereby amended by deleting "Section 2.01 of" from the first and third paragraphs of such Exhibit.

                  1.29 New Exhibit 12.02 and Schedule III. Exhibit 12.02 and
Schedule III to this Amendment are hereby added to the Agreement as Exhibit
12.02 and Schedule III, respectively, thereto.

         2.       Miscellaneous.

                  2.1 Amendments, etc. No amendment or waiver of any provision of this Amendment, nor consent to any departure by the Borrower therefrom, shall in any event be effective in accordance with Section 11.01 of the Agreement.

                  2.2 Governing Law. This Amendment, and the Agreement as amended hereby, shall be governed by, and construed in accordance with, the laws of the State of New York.

                  2.3 Preservation. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Agreement (including, without limitation, exhibits thereto) or any of the other Loan Documents remain in full force and effect. Terms used herein which are not defined herein and are defined in the Agreement, as amended hereby, are used herein as defined in the Agreement, as amended hereby. References to the Agreement in any Notice of Borrowing, Notice of Swing Loan or other Loan Document shall mean the Agreement as amended hereby.

                  2.4 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

                  2.5 Bank Credit Decision. Each of the Banks and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each of the Banks and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement as amended hereby.

                  2.6 Representations. The Borrower hereby represents and warrants to the Agent, the Issuing Bank and each of the Banks that:

         (a) The representations and warranties contained in Section 7.01 of the Agreement are true and correct in all material respects (except for (1) those representations and warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date; and (2) the representation and warranty set forth in clause (i) of Section 7.01(j)) on and as of the date hereof as though made on and as of the date hereof; and

         (b)      No Default or Event of Default has occurred and is continuing.

                  2.7 Authority, etc. The Borrower hereby represents and warrants to the Agent and each of the Banks that (a) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) the execution, delivery and performance of this Amendment, and the performance of the Agreement as amended hereby, by the Borrower are within the power of the Borrower, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's certificate of incorporation or by-laws,(ii) any applicable rule, regulation, order, writ, injunction or decree, or (iii) law or any contractual restriction binding on or affecting the Borrower or any Subsidiary, and will not result in or require the creation or imposition of any Lien prohibited by the Agreement, (c) this Amendment has been duly executed and delivered by the Borrower, (d) this Amendment, and the Agreement as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as such enforceability may be (i) limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) subject to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (e) no authorization, consent, license or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person is required for the due execution, delivery and performance of this Amendment, for the performance of the Agreement as amended hereby or for the consummation of the transactions contemplated hereby or thereby.

                  2.8 Default. Without limiting any other event which may constitute an Event of Default, in the event any representation or warranty set forth herein shall be incorrect in any material respect when made, such event shall constitute an "Event of Default" under the Agreement, as amended hereby.

                  2.9 Effective Date. Following the execution of this Amendment by the Borrower, the Agent, the Issuing Bank and the Banks, this Amendment will be effective as of the date first above written.

                  2.10 Name Change. NorAm Energy Corp. changed its name to "Reliant Energy Resources Corp." on February 2, 1999. All references to the Borrower or NorAm Energy Corp. in the Agreement, as amended hereby, or any other Loan Document are hereby amended to refer to Reliant Energy Resources Corp.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                    BORROWER:

                                    RELIANT ENERGY RESOURCES CORP.
                                    (formerly known as NorAm Energy Corp.)


                                    By:        /s/ Marc Kilbride
                                        ----------------------------------------
                                               Marc Kilbride
                                               Treasurer


                                    AGENT:

                                    CITIBANK, N.A., as Agent



                                    By:        /s/ (illegible)
                                        ----------------------------------------
                                               Authorized Officer

                                     ISSUING BANK:

                                     THE BANK OF NOVA SCOTIA



                                     By:       /s/ F.C.H. Ashby
                                         ---------------------------------------
                                               Authorized Officer


                                     BANKS:

                                     CITIBANK, N.A.


                                     By:       /s/ (illegible)
                                        ---------------------------------------
                                               Authorized Officer


                                     BARCLAYS BANK PLC


                                     By:       /s/ Sydney G. Dennis
                                         ---------------------------------------
                                               Authorized Officer


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:       /s/ (illegible)
                                         ---------------------------------------
                                               Authorized Officer


                                     NATIONSBANK, N.A. (SUCCESSOR BY
                                     MERGER TO NATIONSBANK OF TEXAS,
                                     N.A.)


                                     By:       /s/ (illegible)
                                         ---------------------------------------
                                               Authorized Officer

                                     THE BANK OF NEW YORK


                                     By:       /s/ Nathan S. Howard
                                         ---------------------------------------
                                                 Authorized Officer


                                     THE BANK OF TOKYO-MITSUBISHI, LTD.
                                       HOUSTON AGENCY


                                     By:          /s/ (illegible)
                                         ---------------------------------------
                                                 Authorized Officer


                                     THE CHASE MANHATTAN BANK


                                     By:       /s/ Robert W. Matthews
                                         ---------------------------------------
                                                 Authorized Officer


                                     CREDIT SUISSE FIRST BOSTON


                                     By: /s/ J. Scott Karro  /s/ Thomas G. Muoio
                                         ---------------------------------------
                                                 Authorized Officer


                                     DEPOSIT GUARANTY NATIONAL BANK


                                     By:       /s/ Herbert J. Doughty
                                         ---------------------------------------
                                                 Authorized Officer


                                     FLEET NATIONAL BANK


                                     By:       /s/ Stephen Hoffman
                                         ---------------------------------------
                                                 Authorized Officer

                                  TORONTO DOMINION (TEXAS), INC.


                                  By:    /s/ Mark A. Baird
                                     -------------------------------------------
                                           Authorized Officer


                                  UBS AG, NEW YORK BRANCH


                                  By: /s/ Paul R. Morrison  /s/ Andrew N. Taylor
                                     -------------------------------------------
                                           Authorized Officer


                                  THE BANK OF NOVA SCOTIA


                                  By:    /s/ F.C.H. Ashby
                                     -------------------------------------------
                                           Authorized Officer


                                  WESTDEUTSCHE LANDESBANK
                                    GIRONZENTRALE, NEW YORK BRANCH


                                  By:   /s/ Richard R. Newman
                                     -------------------------------------------
                                           Authorized Officer


                                  By:    /s/ Anthony J. Alessandro
                                     -------------------------------------------
                                           Authorized Officer


                                  MELLON BANK, N.A.


                                  By::    /s/ Roger E. Howard
                                     -------------------------------------------
                                           Authorized Officer

                                                                EXHIBIT 11.06(c)


                    COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE


                  COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE (the "Assignment and Acceptance"), dated as of the date set forth in Item 1 of Schedule I hereto, among the Transferor Bank set forth in Item 2 of Schedule I hereto (the "Transferor Bank"), each Purchasing Bank set forth in Item 3 of Schedule I hereto (each, a "Purchasing Bank"), and Citibank, N.A., as agent for the Banks under the Credit Agreement described below (in such capacity, the "Agent").

                                   WITNESSETH:

                  WHEREAS, this Assignment and Acceptance is being executed and delivered in accordance with Section 11.06(c) of the Revolving Credit Agreement, dated as of March 31, 1998 among Reliant Energy Resources Corp., a Delaware corporation (formerly known as NorAm Energy Corp.) (the "Borrower"), the Transferor Bank and the other Banks party thereto, and the Agent (as from time to time further amended, supplemented or otherwise modified in accordance with the terms thereof, the "Credit Agreement"; terms defined therein being used herein as therein defined);

                  WHEREAS, each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) wishes to become a Bank party to the Credit Agreement; and

                  WHEREAS, the Transferor Bank is selling and assigning to each Purchasing Bank, rights, obligations and commitments under the Credit Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Upon receipt by the Agent of five counterparts of this Assignment and Acceptance, to each of which is attached a fully completed
Schedule I and Schedule II, and each of which has been executed by the Transferor Bank, each Purchasing Bank (and any other person required by the Credit Agreement to execute this Assignment and Acceptance), the Agent will transmit to the Borrower, the Transferor Bank and each Purchasing Bank a Transfer Effective Notice, substantially in the form of Schedule III to this Assignment and Acceptance (a "Transfer Effective Notice"). Such Transfer Effective Notice shall set forth, inter alia, the date on which the transfer effected by this Assignment and Acceptance shall become effective (the "Transfer Effective Date"), which date shall be the fifth Business Day following the date of such Transfer Effective Notice or such other date as may be specified therein. From and after the Transfer Effective Date, each Purchasing Bank shall be a Bank party to the Credit Agreement for all purposes thereof.

                  2. At or before 12:00 Noon, local time of the Transferor Bank, on the Transfer Effective Date, each Purchasing Bank shall pay to the Transferor Bank, in immediately available funds, an amount equal to the purchase price, as agreed between the Transferor Bank and such Purchasing Bank (the "Purchase Price"), of the portion being purchased by such Purchasing Bank (such Purchasing Bank's "Purchased Percentage") of the outstanding Committed Loans, the outstanding participations purchased by the Transferor Bank pursuant to Section 2.04, 5.04 or 12.06 of the Credit Agreement, the other amounts owing to the Transferor Bank under the Credit Agreement and the other rights and obligations under and in respect of the Commitment of the Transferor Bank (including, without limitation, the interests of the Transferor Bank in the Letter of Credit Liabilities). Effective upon receipt by the Transferor Bank of the Purchase Price from a Purchasing Bank, the Transferor Bank hereby irrevocably sells, assigns and transfers to such Purchasing Bank, without recourse, representation or warranty, and each Purchasing Bank hereby irrevocably purchases, takes and assumes from the Transferor Bank, such Purchasing Bank's Purchased Percentage of the Commitment of the Transferor Bank and of the outstanding Committed Loans, such outstanding participations, the other amounts owing to the Transferor Bank under the Credit Agreement and the other rights and obligations under and in respect of the Commitment of the Transferor Bank (including, without limitation, the interests of the Transferor Bank in the Letter of Credit liabilities), together with all instruments, documents and collateral security pertaining thereto.

                  3. The Transferor Bank has made arrangements with each Purchasing Bank with respect to (i) the portion, if any, to be paid, and the date or dates for payment, by the Transferor Bank to such Purchasing Bank of any fees heretofore received by the Transferor Bank pursuant to the Credit Agreement prior to the Transfer Effective Date and (ii) the portion, if any, to be paid, and the date or dates for payment, by such Purchasing Bank to the Transferor Bank of fees or interest received by such Purchasing Bank pursuant to the Credit Agreement from and after the Transfer Effective Date.

                  4. (a) All principal payments that would otherwise be payable from and after the Transfer Effective Date to or for the account of the Transferor Bank pursuant to the Credit Agreement shall, instead, be payable to or for the account of the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance.

                  (b) All interest, fees and other amounts that would otherwise accrue for the account of the Transferor Bank from and after the Transfer Effective Date pursuant to the Credit Agreement shall, instead, accrue for the account of, and be payable to, the Transferor Bank and the Purchasing Banks, as the case may be, in accordance with their respective interests as reflected in this Assignment and Acceptance. In the event that any amount of interest, fees or other amounts accruing prior to the Transfer Effective Date was included in the Purchase Price paid by any Purchasing Bank, the Transferor Bank and each Purchasing Bank will make appropriate arrangements for payment by the Transferor Bank to such Purchasing Bank of such amount upon receipt thereof from the relevant Borrower.

                  5. Concurrently with the execution and delivery hereof, the Transferor Bank will provide to each Purchasing Bank (if it is not already a Bank party to the Credit Agreement) conformed copies of all documents delivered on the Effective Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

                  6. Each of the parties to this Assignment and Acceptance agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Acceptance.

                  7. By executing and delivering this Assignment and Acceptance, the Transferor Bank and each Purchasing Bank confirm to and agree with each other and the Agent and the Banks as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (ii) the Transferor Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Agreement or any other instrument or document furnished pursuant hereto; (iii) each Purchasing Bank confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.01(m), the financial statements delivered pursuant to Section 8.01 (a), if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iv) each Purchasing Bank will, independently and without reliance upon the Agent, the Transferor Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) each Purchasing Bank appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Article X of the Credit Agreement; and (vi) each Purchasing Bank agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

                  8. Each party hereto represents and warrants to and agrees with the Agent that it is aware of and will comply with the provisions of Sections 11.06(g) and 11.06(h) of the Credit Agreement.

                  9. Schedule II hereto sets forth the revised Commitments and Pro Rata Percentages of the Transferor Bank and each Purchasing Bank as well as administrative information with respect to each Purchasing Bank.

                  10. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers or agents on Schedule I hereto as of the date set forth in Item 1 of
Schedule I hereto.

                                                                   SCHEDULE I TO
                                        COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE


                            COMPLETION OF INFORMATION
                            SIGNATURES FOR ASSIGNMENT
                                 AND ACCEPTANCE

         Re: Revolving Credit Agreement, dated as of March 31, 1998, with Reliant Energy Resources Corp. (formerly known as NorAm Energy Corp.)

Item I            (Date of Assignment
                  and Acceptance):             [Insert date of Assignment and Acceptance]

Item 2            (Transferor Bank):           [Insert name of Transferor Bank]

Item 3            (Purchasing Bank[s]):        [Insert name[s] of Purchasing Bank[s]]

Item 4            (Signatures of Parties to
                  Assignment and
                  Acceptance):

                                                                       , as
                                 Transferor Bank

                                 By
                                    -----------------------------------------
                                        Title:
                                              -------------------------------


                                                                       , as a
                                 Purchasing Bank

                                 By
                                    -----------------------------------------
                                        Title:
                                              -------------------------------


                                                                       , as a
                                 Purchasing Bank

                                 By
                                    -----------------------------------------
                                        Title:
                                              -------------------------------

CONSENTED TO AND ACKNOWLEDGED:

CITIBANK, N.A., as Agent


By
  ------------------------------------------
     Title:
           ---------------------------------


RELIANT ENERGY RESOURCES CORP.


By
  ------------------------------------------
     Title:
           ---------------------------------


[Consents required only to the
extent specified in the Credit
Agreement]



ACCEPTED FOR RECORDATION IN REGISTER:



CITIBANK, N.A., as Agent



By
  ------------------------------------------
     Title:
           ---------------------------------

                                                                  SCHEDULE II TO
                                        COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE


                       LIST OF LENDING OFFICES, ADDRESSES
                       FOR NOTICES AND COMMITMENT AMOUNTS



[Name of Transferor Bank]        Revised Commitment:                    $__

                                 Revised Pro Rata Percentage:           $__

[Name of Purchasing Bank]        New Commitment:                        $__

                                 New Pro Rata Percentage:               $__



Address for Notices:

[Address]
Attention:
          --------------------------
Telex:
      ------------------------------
Answerback:
           -------------------------
Telephone:
          --------------------------
Telecopier:
           -------------------------

LIBOR Lending Office:

------------------------------------

------------------------------------

------------------------------------

Domestic Lending Office:

------------------------------------

------------------------------------

------------------------------------

                                                                 SCHEDULE III TO
                                        COMMITTED LOAN ASSIGNMENT AND ACCEPTANCE


                       [Form of Transfer Effective Notice]



To:    Reliant Energy Resources Corp. [Transferor Bank and each Purchasing Bank]



                  The undersigned, as Agent [delegate of the Agent performing administrative functions of the Agent] under the Revolving Credit Agreement, dated as of March 31, 1998, among Reliant Energy Resources Corp. (formerly known as NorAm Energy Corp.), the Banks parties thereto and Citibank, N.A., as Agent, acknowledges receipt of five executed counterparts of a completed Assignment and Acceptance, as described in Schedule I hereto. [Note: attach copy of Schedule I from Assignment and Acceptance.] Terms defined in such Assignment and Acceptance are used herein as therein defined.

                  A. Pursuant to such Assignment and Acceptance, you are advised that the Transfer Effective Date will be ___________________.

                  B. Pursuant to such Assignment and Acceptance, each Purchasing Bank is required to pay its Purchase Price to the Transferor Bank at or before 12:00 Noon on the Transfer Effective Date in immediately available funds.

                                      Very truly yours,

                                      CITIBANK, N.A., as Agent


                                      By
                                        ----------------------------------------
                                                Title:
                                                      --------------------------

                                                                  Exhibit 12.02A

                          LETTER OF CREDIT APPLICATION

         This Letter of Credit Application, dated as of __________________________, ____, sets forth the request of the undersigned to The Bank of Nova Scotia (the "Issuing Bank") to [issue/increase/extend] for the account party identified below its irrevocable Letter of Credit pursuant to that certain Revolving Credit Agreement dated as of March 31, 1998 among Reliant Energy Resources Corp. (formerly known as NorAm Energy Corp.) ("Company"), Citibank, N.A., as agent, the financial institutions party thereto and the Issuing Bank (the "Credit Agreement"), the provisions of which Credit Agreement are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Letter of Credit Application have the same meanings as in the Credit Agreement.

         [The Company hereby requests that the Issuing Bank issue a Letter of Credit in an amount equal to the Stated Amount set forth below for the benefit of the beneficiary identified below.

         The terms for the requested Letter of Credit are as follows:

1.       Beneficiary is _____________________________________.

2. Account party is the Company or the Company on behalf of the applicable subsidiary, if any, identified below:

                  -----------------------------------

3.       Stated amount is ____________________________.

4.       Requested date of issuance is _____________________________. (The
         Issuing Bank is not required to issue a Letter of Credit until all requirements of the Credit Agreement are satisfied in full or waived in writing as provided in the Credit Agreement.)

5.       Stated termination date is ___________________________.

6.       Purpose of Letter of Credit is ______________________________________.

7.       Requirements for drawing: delivery of a certificate stating that
         ____________________.

8.       Letter of Credit is/is not transferable.

9. Aggregate stated amount of Letters of Credit previously issued and outstanding under the Credit Agreement is $____________________. (Aggregate Letter of Credit Liabilities, including stated amount of requested Letter of Credit, may not exceed $65,000,000.)]*









-------------------
*  Include for issuance of Letter of Credit

         [The Company hereby requests that the Issuing Bank [increase/extend] Irrevocable Letter of Credit No. _____ dated ___________ issued by the Issuing Bank pursuant to the Credit Agreement as follows:

                         [Describe increase/extension]**

         By each of the delivery of this Letter of Credit Application and the acceptance of the [issuance/increase/extension] of the Letter of Credit referred to above, the Company shall be deemed to have represented and warranted that the conditions to such [issuance/increase/extension] applicable to the undersigned and specified in Article VI of the Credit Agreement have been satisfied with respect to the [issuance/increase/extension] requested hereby (including, without limitation, the requirement that after the [issuance/increase/extension] requested hereby, the sum of the aggregate Letter of Credit Liabilities and the aggregate outstanding principal amount of Committed Loans, Swing Loans and CAF Loans will not exceed the aggregate amount of the Commitments).

         IN WITNESS WHEREOF, the undersigned has caused this Letter of Credit Application to be duly executed and delivered to the Issuing Bank by its officer thereunto duly authorized as of the date first set forth above.

                                      RELIANT ENERGY RESOURCES CORP.



                                      By:
                                         ---------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------





----------------------
** Include for increase or extension of Letter of Credit.

                                                                  Exhibit 12.02B

                IRREVOCABLE LETTER OF CREDIT NO. _______________



[beneficiary]
__________________________

__________________________

Attention: _______________

Dear Sirs:

At the request and on the instructions of our customers, Reliant Energy Resources Corp. (the "Company"), we hereby establish in your favor this Irrevocable Letter of Credit in the amount of $_______________ (hereinafter, as reduced from time to time in accordance with the provisions hereof, the "Stated Amount"), effective immediately and expiring on ________________, _____ [unless terminated earlier in accordance with the provisions hereof] [;provided, however, that the date on which this Letter of Credit shall expire shall be automatically extended and this Letter of Credit shall be deemed automatically renewed without modification for one year from the stated or extended expiration date hereof [(or until [insert date not later than scheduled Termination Date], if earlier)] unless not less than 60 days prior to such stated or extended expiration date we notify you at the address set forth above [or your transferee at the address set forth in a signed completed request for transfer, as the case may be,] by registered or certified mail, of our election not to extend this Letter of Credit for any such additional period.] All drawings under this Letter of Credit will be paid with our own funds.

Funds under this Letter of Credit will be made available to you against receipt by us of the following items, in each case accompanied by a photocopy (in the case of partial drawings) or the original (in the case of drawings of the full amount available to be drawn) of this Letter of Credit: receipt by us of your written certificate in the form of Appendix A attached hereto appropriately completed and signed by an Authorized Officer [and of ___________________]. Presentation of such certificate(s) shall be made at our office located at 600 Peachtree Street, Suite 2700, Atlanta, Georgia 30308, Attention: F.C.H. Ashby, or at any office in the City and State of New York which may be designated by us by written notice delivered to you.

If a drawing is made by you hereunder at or prior to 11:00 a.m., New York time, on a business day, and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions hereof, payment shall be made to you, or to your designee, of the amount specified, in immediately available funds, not later than 3:00 p.m., New York time, on the third business day thereafter or not later than 12:00 noon, New York time, on such later business day as you may specify. If a demand for payment made by you hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not effected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold any documents at your disposal or return the same to you. Upon being notified that demand for payment was not effected in conformity with the Letter of Credit, you may attempt to correct any such non-conforming demand for payment to the extent that you are entitled to do so.

Demands for payment hereunder honored by us shall not, in the aggregate, exceed the Stated Amount. Each drawing honored by the Bank hereunder shall pro tanto reduce the Stated Amount, it being understood that after the effectiveness of any such reduction you shall no longer have any right to make a drawing hereunder in respect of the amount causing or corresponding to such reduction.

[If Letter of Credit is transferable, set forth appropriate transfer provisions.]

Only you [or your transferee] may make a drawing under this Letter of Credit. Upon the payment to you, to your designee or to your account of the amount demanded hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such demand for payment and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such demand for payment to you. By paying to you an amount demanded in accordance herewith, we make no representation as to the correctness of the amount demanded.

Upon the earlier of (i) the making by you of the final drawing available to be made hereunder, or (ii) [if we have notified you [or your transferee] of our election not to extend this Letter of Credit on the stated or extended expiration date,] the stated or extended expiration date hereof, this Letter of Credit shall automatically terminate and be delivered to us for cancellation.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at 600 Peachtree Street, Suite 2700, Atlanta, Georgia 30308, Attention: Mr. F.C.H. Ashby, specifically referring thereon to this Letter of Credit by number, with a copy to The Bank of Nova Scotia, 1100 Louisiana, Suite 3000, Houston, Texas 77002, Attention: Mr. Mark Ammerman.

As used herein (a) "Authorized Officer" shall mean [any one of your Vice Presidents or Assistant Vice Presidents]; and (b) "business day" shall mean any day on which we are open for the purpose of conducting a commercial banking business.

This Letter of Credit sets forth in full our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except only the certificate(s) referred to herein; and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement except for such certificate(s).

This credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "Uniform Customs"). This Letter of Credit shall be deemed to be a contract made under the laws of the State of New York and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the laws of said State.

                                     Very truly yours,

                                     THE BANK OF NOVA SCOTIA


                                     ----------------------------------------
                                     Assistant Agent


                                     ----------------------------------------
                                     Assistant Agent

                                                                      APPENDIX A

                             CERTIFICATE OF DRAWING

                                                                          (Date]



The Bank of Nova Scotia
600 Peachtree Street, Suite 2700
Atlanta, Georgia 30308

Attention: Mr. F.C.H. Ashby

Re:      Irrevocable Letter of Credit No. _______________

         The undersigned, a duly authorized officer of [_______________________] (the "Beneficiary"), hereby certifies to The Bank of Nova Scotia (the "Bank") that

                  1. The Beneficiary is making a drawing under the above-referenced Letter of Credit in the amount of $___________ with respect to payment of [____________].

                  2. The amount demanded hereby does not exceed the amount available on the date hereof to be drawn under the above-referenced Letter of Credit in respect of [_____________________].

                  3. [__________________________________________________
         ______________________________________________________________________
         ____________________________________________].

         IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the ____ day of ____________________, 199__.

                                   [__________________________________________]


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


cc:      The Bank of Nova Scotia
         1100 Louisiana, Suite 3000
         Houston, Texas  77002
         Attention: Mr. Mark Ammerman

                                   SCHEDULE II
                                  PRICING GRID
                           (In Basis Points Per Annum)

                    RATINGS OF THE SENIOR                        APPLICABLE
                 UNSECURED LONG-TERM DEBT OF    APPLICABLE      FACILITY FEE     APPLICABLE L/C    APPLICABLE L/C
RATINGS LEVEL          THE BORROWER***            MARGIN            RATE           BASE RATE         USAGE RATE
--------------------------------------------------------------------------------------------------------------------
Level I         AA- or Aa3 or higher               15.0             7.0               31.0               2.5
--------------------------------------------------------------------------------------------------------------------
Level II        A+/A/A- or A1/A2/A3                17.0             9.0               31.0               2.5
--------------------------------------------------------------------------------------------------------------------
Level III       BBB+ or Baa1                       19.0             11.0              51.5               7.5
--------------------------------------------------------------------------------------------------------------------
Level IV        BBB or Baa2                        23.5             13.0              51.5               7.5
--------------------------------------------------------------------------------------------------------------------
Level V         BBB- or Baa3                       28.5             15.0              51.5               7.5
--------------------------------------------------------------------------------------------------------------------
Level VI        BB+/BB/BB- or Ba1 Ba2/Ba3          50.0             20.0             105.0              25.0
--------------------------------------------------------------------------------------------------------------------
Level VII       Either of the following           100.0             50.0             105.0              25.0
                circumstances apply: (i) the
                senior unsecured long-term
                debt of the Borrower is not
                rated by S&P and is not
                rated by Moody's, or (ii)
                none of Ratings Levels I
                through VI is applicable.
--------------------------------------------------------------------------------------------------------------------

-------------
*** The higher of the Moody's and S&P ratings shall apply.

                                  SCHEDULE III
                           Existing Letters of Credit

           Issuer                      Beneficiary                  Expiry              Amount            Number
           ------                      -----------                  ------              ------            ------
The Bank of Nova Scotia        California Independent        November 30, 1999        $5,300,000      S005/43695/98
                               System Operator Corporation

The Bank of Nova Scotia        Exxon Company USA             November 30, 1999        $  650,000         S140269

The Bank of Nova Scotia        The Continental Insurance     November 30, 1999        $3,096,595         A152448
                               Company

The Bank of Nova Scotia        Prudential Power Funding      November 30, 1999        $  635,125         A152450
                               Associates

The Bank of Nova Scotia        The California Power          October 8, 1999          $1,000,000      S315/43695/98
                               Exchange Corporation

The Bank of Nova Scotia        Enron Capital & Trade         March 15, 2000           $4,500,000      S329/43695/98
                               Resources

